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                                                                       Exhibit 5




                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE




                                                                  June 13, 2002

                               Agere Systems Inc.
                     % Convertible Subordinated Notes due 2009


Ladies and Gentlemen:

               We have acted as counsel for Agere Systems Inc., a Delaware corporation (the "Company"), in connection with the purchase by the several Underwriters (the "Underwriters") listed in Schedule I to the underwriting agreement (the "Underwriting Agreement") to be entered into among J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., as Representatives of the Underwriters, and the Company from the Company of an aggregate of $418,000,000
of    % Convertible Subordinated Notes due 2009 (the "Notes") of the Company.

               In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Incorporation of the Company, as amended; (b) the By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on May 21, 2002;
(d) the Registration Statement on Form S-3 (Registration No. 333-81632) filed with the Securities and Exchange Commission (the "Commission") on January 30, 2002, Amendment No. 1 thereto filed with the Commission on March 11, 2002, Amendment No. 2 thereto filed with the Commission on May 21, 2002, Amendment
No. 3 thereto filed with the Commission on June 6, 2002, Amendment No. 4 thereto filed with the Commission on June 11, 2002, and Amendment No. 5 thereto filed with the Commission on June 13, 2002, with respect to the registration of the Notes under the Securities Act of 1933 (the "Securities Act") (such
Registration Statement, as amended by such Amendments, being hereinafter referred to as the "Registration Statement"); (e) the Prospectus; (f) the
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Underwriting Agreement; and (g) the Indenture to be entered into between the Company and the Bank of New York, as Trustee, substantially in the form attached as an exhibit to the Registration Statement (the "Indenture"), and the form of the Note.


               Based on the foregoing, we are of opinion as follows:


        1. The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

        2. The shares of Class A Common Stock of the Company (the "Common Stock") initially issuable upon conversion of the Notes (the "Conversion Shares") have been duly authorized and validly reserved for issuance upon such conversion of the Notes, and such shares, when issued and delivered upon such conversion in the manner provided in the Indenture, will be validly issued, fully paid and nonassessable.

               We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.



                                Very truly yours,
                                /s/ Cravath, Swaine & Moore


Agere Systems Inc.
   555 Union Boulevard
      Allentown, PA 18109